UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2015

 AKARI THERAPEUTICS, PLC

 (Exact Name of Registrant as Specified in its Charter)

England and Wales	001-36288	98-1034922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gridiron Building One Pancras Square C/O Pearl Cohen Zedek Latzer Baratz UK LLP London, N1C 4AG, United Kingdom
(Address of Principal Executive Offices and zip code)

Registrant’s telephone number, including area code +44-203-318-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective November 19, 2015, the board of directors of Akari Therapeutics, Plc (the “Company”), at the recommendation of the Company’s Compensation Committee based on the study and recommendations of an independent compensation consultant, approved the Company’s new non-executive director compensation policy.

Under the Company’s amended and restated non-executive director compensation policy (the “Policy”), which became effective on November 19, 2015, the Company’s non-employee directors will be compensated for service on the board of directors as follows:

• an annual retainer for service on the board of directors of $36,000;

• an annual retainer for service a member of the audit committee, compensation committee, nominating and governance committee and the research and development committee of $5,000;

• for the chairman and vice chairman of the board; and each of the chairpersons of the compensation committee, nominating and governance committee and the research and development committee, an annual retainer of $10,000;

• for the chairperson of the audit committee, an annual retainer of $15,000;

• for service on the board of directors, an annual grant of a stock option to purchase 1,300,000 ordinary shares, at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant, which option shall vest in one year on the anniversary of the date of grant subject to the non-employee director’s continued service on the board of directors, unless otherwise specified by the board of directors or the compensation committee at the time of grant;

• for each new non-employee director that is appointed to the board of directors, an initial grant of a stock option to purchase 1,300,000 ordinary shares, at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant, which option shall vest ratably over three years in three equal installments on the anniversary date of grant beginning on the first anniversary, subject to the non-employee director’s continued service on the board of directors unless otherwise specified by the board of directors or the compensation committee at the time of grant;

Each of these options shall be granted under the Company’s 2014 Equity Incentive Plan, terminate 10 years after the grant date and become fully vested immediately prior to a change of control. The policy also provides that directors may elect, in lieu of annual cash payments, to receive, in part or in full, fully-vested ordinary shares equal to the dollar-value of the non-cash portion of their annual compensation, calculated in accordance with FASB Accounting Standards Codification ASC 718, “Share-Based Payment” on the payment date.

A summary of the Company’s amended and restated non-employee director compensation policy is filed herewith as Exhibit 10.1, and is incorporated by reference into this Item 8.01.

In conjunction with the implementation of the Policy, the Company’s board of directors approved the grant of additional options to purchase 1,028,722 ordinary shares to Mark Cohen, options to purchase 1,088,722 ordinary shares to Stuart Ungar and options to purchase 1,068,722 ordinary shares to each of James Hill and Allan Shaw on November 25, 2015 at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant, which option shall vest on the earlier of the date of the Company’s next annual meeting of shareholders or on the one year anniversary of the grant date, subject to the non-employee director’s continued service on the board of directors on such date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Non-Employee Director Compensation Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKARI THERAPEUTICS, PLC

By:	/s/ Gur Roshwalb, M.D.
Name:	Gur Roshwalb, M.D.
Title:	Chief Executive Officer

Date: November 25, 2015